Williams Controls Reports Second Quarter 2009 Results

PORTLAND, OR -- (Marketwire - April 28, 2009) - Williams Controls, Inc. (the "Company") (NASDAQ: WMCO) today announced financial results for its second quarter ended March 31, 2009.

Net sales for the quarter were $9,131,000, down 44.6% from sales of $16,484,000 reported in the second quarter of fiscal 2008. Sales for the six months ended March 31, 2009, decreased $11,634,000, or 37.0%, to $19,822,000 from $31,456,000 for the comparable period last year. The Company incurred a net loss in the second quarter of fiscal 2009 of $1,200,000, or $0.17 per diluted share, compared to net income of $2,480,000, or $0.32 per diluted share, for the corresponding quarter in fiscal 2008. Net loss for the six months ended March 31, 2009 was $2,041,000, or $0.28 per diluted share, compared to net income of $3,636,000, or $0.47 per diluted share, for the six months ended March 31, 2008.

Included in the second quarter and first six months of fiscal 2008 results was an after tax gain of approximately $680,000, or $0.09 per diluted share, related to settlement of environmental claims.

Continued weakness in the worldwide heavy truck and off-road markets has driven lower build rates at all of our key OEM customers, resulting in our lower sales levels. Sales to NAFTA truck customers were down 49% when compared to the second quarter of fiscal 2008 and down 37% for the first six months. Sales to the Company's European OEM truck customers have seen the biggest decline, at 77% on a quarter over quarter basis and down 68% year to date. Net sales to our Asian customers were down 43% and 45%, respectively, when compared to the prior year second quarter and first six months. Off-road OEM's have not dropped as significantly as truck but still declined 34% when compared to the second quarter of fiscal 2008 and 29% when compared to the first six months of fiscal 2008.

The second quarter operating loss was $1,881,000 compared to operating income of $3,622,000 in the same quarter of fiscal 2008. For the first six months, our operating loss was $2,790,000 down from operating income of $5,420,000 in the first six months of fiscal 2008. For both the quarter and six months, the earnings decline was primarily the result of the overall sales decline from the prior year periods; however, included in second quarter 2009 loss was an increase in bad debt reserve, an asset write-down, severance costs and settlement of labor issues totaling $550,000. Additionally, included in the six months operating loss is a non-cash charge of $275,000 for the Company's unfunded deferred compensation program.

"The weakness in the worldwide truck and off-road markets we experienced earlier in the fiscal year continued into the second quarter and in most cases accelerated. Sales to our European truck OEM customers were down 77% in the quarter as those customers were shut down for a significant amount of time during the quarter," said Patrick W. Cavanagh, Williams Controls' President and Chief Executive Officer. He continued, "At this point we have limited visibility as to when the markets may begin to recover. However, until then, we remain in excellent position to increase market share and penetration during these difficult economic times with our strong cash position, no long- or short-term debt, and our low cost China manufacturing capability." He concluded, "We also made significant additional adjustments to our cost structure in the quarter to reflect lower volumes and continued weakness in our markets. We will begin seeing these savings in our third fiscal quarter. As with the adjustments made in the first quarter, we have been careful not to reduce our commitment and investment in new markets, products and programs to maintain our worldwide leadership position."

Williams Controls will hold an investor conference call at 12:30 P.M. Eastern Time on Tuesday, April 28, 2009 to provide an overview of the second quarter of fiscal 2009 financial performance and business highlights. You are invited to listen to the conference call by dialing 1-888-665-2348 (domestic) or 1-706-643-4013 (international). Participants should call prior to the start time to allow for registration. The conference access code is 95310211. An audio replay will be available by telephone through May 30, 2009. The telephone number to access the replay is 1-800-642-1687 (domestic) and 1-706-645-9291 (international). The access code will be 95310211.

ABOUT WILLIAMS CONTROLS

Williams Controls is a leading global designer and manufacturer of Electronic Throttle Control Systems ("ETCs") for the heavy truck, bus and off-road markets. Williams Controls is headquartered in Portland, Oregon and employs more than 200 people worldwide at locations in North America, Europe, and Asia. For more information, visit Williams Controls' website at www.wmco.com.

The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings, economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.

                           Williams Controls, Inc.
           Unaudited Condensed Consolidated Statements of Operations
           (Dollars in thousands, except share and per share amounts)

                           Three        Three
                          months       months     Six months   Six months
                           ended        ended        ended        ended
                          3/31/09      3/31/08      3/31/09      3/31/08
                        (unaudited)  (unaudited)  (unaudited)  (unaudited)
                        -----------  -----------  -----------  -----------
Net sales               $     9,131  $    16,484  $    19,822  $    31,456
                        -----------  -----------  -----------  -----------
Cost of sales                 7,908       10,858       16,045       20,943
                        -----------  -----------  -----------  -----------
Gross profit                  1,223        5,626        3,777       10,513
                        -----------  -----------  -----------  -----------
Research and
 development expense          1,010          992        2,156        2,001
                        -----------  -----------  -----------  -----------
Selling expense                 630          659        1,281        1,337
                        -----------  -----------  -----------  -----------
Administration expense        1,464        1,363        3,130        2,765
                        -----------  -----------  -----------  -----------
Gain from settlement of
 environmental claims             -       (1,010)           -       (1,010)
                        -----------  -----------  -----------  -----------
Operating income (loss)      (1,881)       3,622       (2,790)       5,420
                        -----------  -----------  -----------  -----------
Interest income                  (3)         (11)         (16)         (32)
                        -----------  -----------  -----------  -----------
Interest expense                  5           42           10          131
                        -----------  -----------  -----------  -----------
Loss on impairment of
 investments                      -            -          317            -
                        -----------  -----------  -----------  -----------
Other (income) loss,
 net                              -          (73)          87         (108)
                        -----------  -----------  -----------  -----------
Income (loss) before
 income taxes                (1,883)       3,664       (3,188)       5,429
                        -----------  -----------  -----------  -----------
Income tax (benefit)
 expense                       (683)       1,184       (1,147)       1,793
                        -----------  -----------  -----------  -----------
Net income (loss)       $    (1,200) $     2,480  $    (2,041) $     3,636
                        -----------  -----------  -----------  -----------
Earnings per share
 information:
                        -----------  -----------  -----------  -----------
Basic -
                        -----------  -----------  -----------  -----------
Net income (loss) per
 common share           $     (0.17) $      0.33  $     (0.28) $      0.48
                        -----------  -----------  -----------  -----------
Weighted average shares
 used in per share
 calculation - basic      7,256,206    7,518,217    7,361,286    7,513,488
                        -----------  -----------  -----------  -----------
Diluted -
                        -----------  -----------  -----------  -----------
Net income (loss) per
 common share           $     (0.17) $      0.32  $     (0.28) $      0.47
                        -----------  -----------  -----------  -----------
Weighted average shares
 used in per share
 calculation -diluted     7,256,206    7,743,835    7,361,286    7,749,198
                        -----------  -----------  -----------  -----------

                              Williams Controls, Inc.
                  Unaudited Condensed Consolidated Balance Sheets
                              (Dollars in thousands)

                                                 March 31,    September 30,
                                                   2009          2008
                                                (unaudited)   (unaudited)
                                                ------------  ------------
              Assets
                                                ------------  ------------
Current Assets:
                                                ------------  ------------
   Cash and cash equivalents                    $      6,835  $      9,060
                                                ------------  ------------
   Short-term investments                                 71           263
                                                ------------  ------------
   Trade accounts receivable, net                      5,535        10,438
                                                ------------  ------------
   Other accounts receivable                           2,167           835
                                                ------------  ------------
   Inventories                                         7,242         8,215
                                                ------------  ------------
   Deferred income taxes                                 383           428
                                                ------------  ------------
   Prepaid expenses and other current assets             600           301
                                                ------------  ------------
      Total current assets                            22,833        29,540
                                                ------------  ------------

                                                ------------  ------------
Property, plant and equipment, net                     9,379         9,096
                                                ------------  ------------
Deferred income taxes                                  1,501         1,446
                                                ------------  ------------
Other assets, net                                        512           526
                                                ------------  ------------
      Total assets                              $     34,225  $     40,608
                                                ------------  ------------

                                                ------------  ------------
     Liabilities and Stockholders' Equity
                                                ------------  ------------
Current Liabilities:
                                                ------------  ------------
   Accounts payable                             $      2,388  $      4,784
                                                ------------  ------------
   Accrued expenses                                    4,866         5,224
                                                ------------  ------------
   Current portion of employee benefit
    obligations                                          285           285
                                                ------------  ------------
      Total current liabilities                        7,539        10,293
                                                ------------  ------------

                                                ------------  ------------
Long-term Liabilities:
                                                ------------  ------------
   Employee benefit obligations                        4,456         4,322
                                                ------------  ------------
   Other long-term liabilities                           359           345
                                                ------------  ------------

                                                ------------  ------------
Stockholders' Equity:
                                                ------------  ------------
   Preferred stock                                         -             -
                                                ------------  ------------
   Common stock                                           73            75
                                                ------------  ------------
   Additional paid-in capital                         36,285        35,744
                                                ------------  ------------
   Accumulated deficit                                (6,770)       (4,729)
                                                ------------  ------------
   Treasury stock                                     (2,734)         (377)
                                                ------------  ------------
   Accumulated other comprehensive loss               (4,983)       (5,065)
                                                ------------  ------------

                                                ------------  ------------
      Total stockholders' equity                      21,871        25,648
                                                ------------  ------------
      Total liabilities and stockholders'
       equity                                   $     34,225  $     40,608
                                                ------------  ------------

                                                ------------  ------------

Contact:
Mike Rusk
Financial Controller
Telephone: (503) 684-8600